Exhibit 99.3

SANDRIDGE ENERGY, INC. 123 ROBERT S. KERR AVENUE OKLAHOMA CITY, OK 73102-6406

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date, as applicable. Have this proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date, as applicable. Have this proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processsing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SANDRIDGE ENERGY, INC.
The Board of Directors recommends that you vote FOR Items 1 and 2.						For	Against	Abstain

1. Proposal to approve the issuance of shares of SandRidge Energy, Inc. (“SandRidge”) common stock in connection with the merger of Steel Subsidiary Corporation, a wholly owned subsidiary of SandRidge, with and into Arena Resources, Inc. (or, in certain circumstances, the merger of Arena Resources, Inc. with and into Steel Subsidiary Corporation) pursuant to the Agreement and Plan of Merger, dated as of April 3, 2010, among SandRidge, Steel Subsidiary Corporation and Arena Resources, Inc.

						☐	☐	☐

2. Proposal to amend the certificate of incorporation of SandRidge to increase the number of authorized shares of SandRidge capital stock from 450,000,000 to 850,000,000 and the authorized shares of SandRidge common stock from 400,000,000 to 800,000,000.						☐	☐	☐

3. In their discretion, upon any other matters that may properly come before the special meeting or any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.	Yes ☐	No	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

SANDRIDGE ENERGY, INC.

Special Meeting of Stockholders

, 2010 10:00 A.M.

This proxy is solicited by the Board of Directors

For Registered Stockholders: The undersigned hereby appoints Tom L. Ward and Dirk M. Van Doren, and each of them, with full power of substitution, proxy to represent and vote all shares of common stock of SandRidge Energy, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Company’s Special Meeting of Stockholders to be held on                     ,                     , 2010, at 10:00 a.m., local time, and at any adjournment or postponement thereof, as stated on the reverse side.

For Participants in 401(k) Plan: This voting instruction form is sent to you on behalf of Principal Trust Company as Trustee of the SandRidge Energy, Inc. 401(k) Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. Your instruction must be received no later than 11:59 p.m. Eastern Time on Thursday, June 3, 2010, to be counted.

As a participant in the SandRidge Energy, Inc. 401(k) Plan (the undersigned’s “Plan”), the undersigned hereby directs Principal Trust Company as Trustee, to vote all shares of common stock of SandRidge Energy, Inc. represented by the undersigned’s proportionate interest in the Plan at the SandRidge Energy, Inc. Special Meeting of Stockholders to be held on                     ,                     , 2010, at 10:00 a.m., local time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting.

Only the Trustee can vote these shares. You cannot vote these shares in person at the Special Meeting.

Address Changes/Comments: _____________________________________________________________________________ ________________________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.